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                                                                   EXHIBIT 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-27269) of Crown Pacific Partners, L.P. of our report dated January 26, 1998, which appears on page F-1 of the Crown Pacific Partners, L.P. Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report dated February 20, 1998, which appears on page 1 of Exhibit 99.1 of the Current Report on Form 8-K dated June 9, 1998 relating to the balance sheet of Crown Pacific, Ltd. We also consent to the incorporation by reference of our report dated May 20, 1998, which appears on page 1 of Exhibit 99.2 of the Current Report on Form 8-K dated June 9, 1998 relating to the balance sheet of Crown Pacific Management Limited Partnership.

PRICE WATERHOUSE LLP

Portland, Oregon
June 9, 1998